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                                  EXHIBIT 23.2

                          INDEPENDENT AUDITOR'S CONSENT

We consent to the inclusion in this Registration Statement on Form SB-2 of our report dated June 2, 2000, which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern, on the consolidated financial statements of Aethlon Medical, Inc. We also consent to the reference of our Firm under the heading "Experts" in the Prospectus.



December 19, 2000